UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FEDERAL AGRICULTURAL MORTGAGE CORPORATION

      1133 Twenty-First Street, N.W.
Suite 600
                      Washington, D.C. 20036
                          _____________

                                                                                                                          TO HOLDERS OF FARMER MAC
                                                                                                                               VOTING COMMON STOCK

April 28, 2006

Dear Farmer Mac Stockholder:

The Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) is pleased to invite you to attend the 2006 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 1, 2006, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

We hope you will be able to attend the meeting and suggest you read the enclosed Notice of Annual Meeting and Proxy Statement for information about your Corporation and the Annual Meeting of Stockholders. We have also enclosed Farmer Mac’s 2005 Annual Report. Although the report is not proxy soliciting material, we suggest you read it for additional information about your Corporation. Please complete, sign, date and return a proxy card at your earliest convenience to help us establish a quorum and avoid the cost of further solicitation. The giving of your proxy will not affect your right to vote your shares personally if you do attend the meeting. If you plan to attend the meeting, please so indicate on the enclosed proxy card.

                        Sincerely,

                        Fred L. Dailey
                        Chairman of the Board

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                  1133 Twenty-First Street, N.W.
                                     Suite 600
                       Washington, D.C. 20036
                           ________________

                                                                                                                          TO HOLDERS OF FARMER MAC
              NON-VOTING COMMON STOCK

April 28, 2006

Dear Farmer Mac Stockholder:

The Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) is pleased to invite you to attend the 2006 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 1, 2006, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.

Although the type of stock you hold does not entitle you to vote at the meeting and, accordingly, NO PROXY IS REQUESTED, we hope you will be able to attend and suggest you read the enclosed Notice of Annual Meeting, Proxy Statement and Annual Report, which will provide you with information about your Corporation and the meeting. If you plan to attend the meeting, please advise Farmer Mac’s Corporate Secretary at the above address.

                        Sincerely,

                    Fred L. Dailey
                   Chairman of the Board

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
________________

              NOTICE OF ANNUAL MEETING
April 28, 2006

Notice is hereby given that the 2006 Annual Meeting of Stockholders of the Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) will be held on Thursday, June 1, 2006, at 9:00 a.m. local time at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037.

As described in the attached Proxy Statement, the meeting will be held for the following purposes:

•
to elect ten directors, five of whom will be elected by holders of Class A Voting Common Stock and five of whom will be elected by holders of Class B Voting Common Stock, to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

•	to ratify the selection by the Audit Committee of Deloitte & Touche LLP as the Corporation’s independent auditors for fiscal year 2006; and

•
to consider and act upon any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting. Please read the attached Proxy Statement for complete information on the matters to be considered and acted upon.

Holders of record of the Corporation’s Class A Voting Common Stock and Class B Voting Common Stock at the close of business on April 11, 2006 are entitled to notice of and to vote at the meeting and any adjournment(s) of the meeting.

For at least ten days prior to the meeting, a list of Farmer Mac stockholders will be available for examination by any stockholder for any purpose germane to the meeting at the offices of the Corporation between the hours of 9:00 a.m. and 5:00 p.m. local time.

Whether you intend to be present at the meeting or not, please complete the enclosed proxy card, date and sign it exactly as your name appears on the card and return it in the postpaid envelope. This will ensure the voting of your shares if you do not attend the meeting. Giving your proxy will not affect your right to vote your shares personally if you do attend the meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.

                        By order of the Board of Directors,

                                                                                                                  /s/  Jerome G. Oslick
                        Jerome G. Oslick
                        Corporate Secretary

                                                                                                                            Page
Voting Rights	1
Record Date	2
Voting	2
Proxy Procedure	2
Stockholder Proposals	3
Stockholder Communications with the Board	4
Board of Directors Meetings and Committees	4
Code of Business Conduct and Ethics	5
Item No. 1: Election of Directors	5
Information about Nominees for Director	7
Class A Nominees	7
Class B Nominees	9
Directors Appointed by the President of the United States	10
Stock Ownership of Directors and Executive Officers	12
Director Independence	13
Report of the Audit Committee	14
Executive Officers	16
Compensation of Directors and Executive Officers	17
— Compensation of Directors	17
— Compensation of Executive Officers	18
General	18
Compensation Committee Report on Executive Compensation	18
Compensation Committee Interlocks and Insider Participation	22
Summary Compensation Table	23
Option Grants During 2005	24
Option Exercises and Year End Values	24
Equity Compensation Plans	25
Employment Agreements with Officers	26
Certain Relationships and Related Transactions	27
Performance Graph	30
Item No. 2: Selection of Independent Auditors	32
Audit Fees	32
Audit-Related Fees	32
Tax Fees	33
All Other Fees	33
Audit Committee Pre-Approval Policies	33
Section 16(a) Beneficial Ownership Reporting Compliance	33
Principal Holders of Voting Common Stock	34
Solicitation of Proxies	35
Other Matters	35
Appendix A—Audit Committee Charter	A-1
Appendix B - Proxy Card for Class A Voting Common Stock	A-2
Appendix C - Proxy Card for Class B Voting Common Stock	A-3
i

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

1133 Twenty-First Street, N.W.
Suite 600
Washington, D.C. 20036

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held on June 1, 2006

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Federal Agricultural Mortgage Corporation (“Farmer Mac” or the “Corporation”) of proxies from the holders of the Corporation’s Class A Voting Common Stock and Class B Voting Common Stock (together, the “Voting Common Stock”). The Corporation is not soliciting proxies from the holders of its Class C Non-Voting Common Stock. The proxies will be voted at the Annual Meeting of Stockholders of the Corporation (the “Meeting”), to be held on Thursday, June 1, 2006, at 9:00 a.m. local time, at the Embassy Suites Hotel, 1250 Twenty-Second Street, N.W., Washington, D.C. 20037, and at any adjournments or postponements of the Meeting. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 28, 2006.

The Board of Directors of the Corporation (the “Board of Directors” or “Board”) will present for a vote at the Meeting the election of ten members to the Board and the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for fiscal year 2006. The Board is not aware of any other matter to be presented for a vote at the Meeting.

Voting Rights

One of the purposes of the Meeting is to elect ten members to the Board of Directors. Title VIII of the Farm Credit Act of 1971, as amended, (the “Act”) provides that the Corporation’s Class A Voting Common Stock may be held only by banks, insurance companies and other financial institutions or entities that are not Farm Credit System institutions. The Act also provides that the Corporation’s Class B Voting Common Stock may be held only by Farm Credit System institutions. Holders of the Class A Voting Common Stock (the “Class A Holders”) and holders of the Class B Voting Common Stock (the “Class B Holders”) must each elect five members to the Board of Directors. The remaining five members of the Board are appointed by the President of the United States, with the advice and consent of the United States Senate. None of Farmer Mac’s directors is or has been an officer or employee of the Corporation, resulting in a Board of Directors composed entirely of non-management directors. Currently, fourteen of Farmer Mac’s fifteen directors are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards. After the Meeting, assuming all of the nominees for director are elected, fourteen of Farmer Mac’s fifteen directors will be independent. See “Director Independence” for more information regarding the Board’s independence determinations.

Record Date

The Board of Directors has fixed April 11, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At the close of business on that date, there were issued and outstanding 1,030,780 shares of Class A Voting Common Stock and 500,301 shares of Class B Voting Common Stock, which constitute the only outstanding capital stock of the Corporation entitled to vote at the Meeting. See “Principal Holders of Voting Common Stock.”

Voting

The holders of Farmer Mac’s Voting Common Stock are entitled to one vote per share, with cumulative voting at all elections of directors. Under cumulative voting, each stockholder is entitled to cast the number of votes equal to the number of shares of the class of Voting Common Stock owned by that stockholder, multiplied by the number of directors to be elected by that class. All of a stockholder’s votes may be cast for a single candidate for director or may be distributed among any number of candidates. Class A Holders are entitled to vote only for the five directors to be elected by Class A Holders, and Class B Holders are entitled to vote only for the five directors to be elected by Class B Holders. Other than the election of directors, the Class A Holders and Class B Holders vote together as a single class on any matter submitted to a vote of the holders of Voting Common Stock.

The presence, in person or by proxy, of the holders of at least a majority of the Corporation’s outstanding Voting Common Stock is required to constitute a quorum at the Meeting. Thus, 765,541 shares of Voting Common Stock must be represented by stockholders present at the Meeting or by proxy to have a quorum.

Proxy Procedure

Although many of Farmer Mac’s stockholders are unable to attend the Meeting in person, they are afforded the right to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly completed and signed, the shares it represents must be voted by the Proxy Committee (described below) as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. A stockholder may withhold a vote from one or more nominees by writing the names of those nominees in the space provided on the proxy card. Under those circumstances, unless other instructions are given in writing, the stockholder’s votes will then be cast evenly among the remaining nominees for its class. The five nominees from each class who receive the greatest number of votes will be elected directors. If one or more of the nominees becomes unavailable for election, the Proxy Committee will cast votes under the authority granted by the enclosed proxy for such substitute or other nominee(s) as the Board of Directors may designate. If no instructions are indicated on the proxies, the proxies represented by the Class A Voting Common Stock will be voted in favor of the five nominees specified in this Proxy Statement as Class A nominees, with the votes being cast evenly among each of the Class A nominees, and the proxies represented by the Class B Voting Common Stock will be voted in favor of the five nominees specified in this Proxy Statement as Class B nominees, with the votes being cast evenly among each of the Class B nominees.

Shares of Voting Common Stock represented by proxies marked “Abstain” for any proposal presented at the Meeting (other than the election of directors) will be counted for purposes of determining the presence of a quorum but will not be voted for or against such proposal. If a proposal involves a vote for which a broker (or its nominee) may only vote a customer’s shares in accordance with the customer’s instructions and the broker (or its nominee) does not vote those shares due to a lack of instructions, the votes represented by those shares and delivered to the Corporation (“broker non-votes”) will be counted as shares present at the Meeting for purposes of determining whether a quorum is present but will not be voted for or against such proposal. Abstentions and broker non-votes (if applicable) will have the effect of a vote against such proposals (except with respect to the election of directors). Because only a plurality is required for the election of directors, abstentions and broker non-votes (if applicable) will have no effect on the election of directors.

Execution of a proxy will not prevent a stockholder from attending the Meeting, revoking a previously submitted proxy and voting in person.

Any stockholder who gives a proxy may revoke it at any time before it is voted by notifying the Corporate Secretary in writing on a date later than the date of the proxy, by submitting a later dated proxy, or by voting in person at the Meeting. Mere attendance at the Meeting, however, will not constitute revocation of a proxy. Written notices revoking a proxy should be sent to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

The Proxy Committee, composed of three officers of the Corporation, Henry D. Edelman, Timothy L. Buzby and Jerome G. Oslick, will vote all shares of Voting Common Stock represented by proxies signed and returned by stockholders. As authorized by the proxies, the Proxy Committee will also vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Meeting.

Stockholder Proposals

Each year, at the annual meeting, the Board of Directors submits to the stockholders its nominees for election as Class A and Class B directors. In addition, the Audit Committee’s selection of independent auditors for the year is submitted for stockholder ratification at each annual meeting, pursuant to the Corporation’s By-Laws. The Board of Directors may, in its discretion and upon proper notice, also present other matters to the stockholders for action at the annual meeting. In addition to those matters presented by the Board of Directors, the stockholders may be asked to act at the annual meeting upon proposals timely submitted by eligible holders of Voting Common Stock.

Proposals of stockholders to be presented at the 2006 Annual Meeting of Stockholders were required to be received by the Corporate Secretary before December 22, 2005 for inclusion in this Proxy Statement and the accompanying proxy. Other than the election of ten members to the Board of Directors and the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for fiscal year 2005, the Board of Directors knows of no other matters to be presented for action at the Meeting. If any other matters are to be brought before the Meeting or any adjournment or postponement of the Meeting, the Proxy Committee intends to vote proxies in accordance with its members’ best judgment.

If any stockholder intends to present a proposal for consideration at the Corporation’s 2007 Annual Meeting of Stockholders, the Corporate Secretary must receive the proposal before December 19, 2006 to be eligible for inclusion in the 2006 Proxy Statement. Proposals should be sent to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036. In addition, if any stockholder notifies the Corporation after March 3, 2007 of an intent to present a proposal at the Corporation’s 2007 Annual Meeting of Stockholders, the Corporation’s proxy holders will have the right to exercise discretionary voting authority with respect to that proposal, if presented at the meeting, without the Corporation including information regarding the proposal in its proxy materials.

Stockholder Communications with the Board

Stockholders may send communications directly to members of the Board of Directors by writing to them at Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

Board of Directors Meetings and Committees

In 2005, the Board of Directors held a total of seven meetings and committees of the Board held a total of fifty-nine meetings. Each member of the Board attended 75 percent or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served during 2005. As Chairman of the Board, Fred L. Dailey presides over all meetings of the Board of Directors, including regularly scheduled executive sessions of the Board in which members of management do not participate. All members of the Board of Directors are expected to attend the Annual Meeting of Stockholders, which is held in conjunction with a regularly scheduled meeting of the Board of Directors. All fifteen members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

The Board has established a number of standing committees to assist it in the performance of its responsibilities. The committees currently consist of the following: Audit Committee, Compensation Committee, Corporate Governance Committee, Credit Committee, Finance Committee, Marketing Committee and Public Policy Committee. Each director serves on at least one committee. See “Class A Nominees,” “Class B Nominees” and “Directors Appointed by the President of the United States” for information regarding the committees on which directors serve. The Audit Committee and the Compensation Committee met fourteen times and seven times, respectively, during the fiscal year ended December 31, 2005. The Corporate Governance Committee, which selects nominees for election to the Board of Directors, approves corporate governance policies for the Corporation, sets agendas for the meetings of the Board of Directors and is able to exercise certain powers of the Board of Directors during the intervals between meetings of the Board, met ten times during the fiscal year ended December 31, 2005. The Credit Committee, which is responsible for reviewing and approving all policy matters relating to changes to the Corporation’s Seller/Servicer Guide and making recommendations to the Board of Directors on agricultural credit matters, met six times during the fiscal year ended December 31, 2005. The Finance Committee, which is responsible for determining the financial policies of the Corporation and managing the Corporation’s financial affairs, met eight times during the fiscal year ended December 31, 2005. The Marketing Committee, which is responsible for the development and monitoring of the Corporation’s programs and marketing plan, met seven times during the fiscal year ended December 31, 2005. The Public Policy Committee, which considers matters of public policy referred to it by the Board of Directors such as the Corporation’s relationship with and policies regarding borrowers, Congress and governmental agencies and conflicts of interest, met seven times during the fiscal year ended December 31, 2005. See “Item No. 1: Election of Directors,” “Compensation of Directors and Executive Officers” and “Report of the Audit Committee” and “Item No. 2: Selection of Independent Auditors” for information concerning the Corporate Governance Committee, the Compensation Committee and the Audit Committee, respectively.

Code of Business Conduct and Ethics

Farmer Mac has adopted a code of business conduct and ethics (the “Code”) that applies to all directors, officers, employees and agents of Farmer Mac, including the Corporation’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code is available on Farmer Mac’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section. Farmer Mac will post any amendment to, or waiver from, a provision of the Code in that same location on its website. A print copy of the Code is available free of charge upon written request to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036.

Item No. 1: Election of Directors

At the Meeting, ten directors will be elected for one-year terms. The Act provides that five of the directors will be elected by a plurality of the votes of the Class A Holders, and five of the directors will be elected by a plurality of the votes of the Class B Holders. All of the Class A nominees and Class B nominees currently are members of the Board of Directors. The directors elected by the Class A Holders and the Class B Holders will hold office until the Corporation’s 2007 Annual Meeting of Stockholders, or until their respective successors have been duly elected and qualified.

The Act further provides that the President of the United States will appoint five members to the Board of Directors with the advice and consent of the United States Senate (the “Appointed Members”). The Appointed Members serve at the pleasure of the President of the United States. The Board of Directors, after the election at the Meeting, will consist of the Appointed Members named under “Directors Appointed by the President of the United States” below or such other Appointed Members as may be appointed by the President and confirmed by the Senate between April 11, 2006 and June 1, 2006 and the ten members who are elected by the holders of Farmer Mac’s Voting Common Stock.

In order to facilitate the selection of director nominees, the Board of Directors utilizes a Corporate Governance Committee that consists of the Chairman of the Board, the Vice Chairman of the Board and two additional members each from the Class A directors and Class B directors, resulting in a committee composed of two directors from each of the Board’s three constituent groups. The current members of the Corporate Governance Committee are: Appointed Members Messrs. Dailey and Junkins; Class A directors Messrs. Kenny and Kruse; and Class B directors Messrs. DeBriyn and Raines. As described in more detail in “Director Independence,” the Board has determined that all members of the Corporate Governance Committee are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, SEC rules and NYSE listing standards. The charter of the Corporate Governance Committee and Farmer Mac’s Corporate Governance Guidelines are available on Farmer Mac’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section.

The Board has adopted a policy statement on directors that expresses the general principles that should govern director selection and conduct, which the Corporate Governance Committee uses in identifying and evaluating potential candidates for director. The Corporate Governance Committee reviews, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the perceived needs of the Board at that point in time. The Committee strives to identify and retain as members of the Board individuals who have the qualities, business background and experience that will enable them to contribute significantly to the development of Farmer Mac’s business and its future success. The Board has determined that its elected members should be comprised of individuals with a variety of business backgrounds and experiences who are deemed to have a broad perspective and good record of accomplishment either as senior members of agricultural business management, as agricultural or commercial lenders, as accountants or auditors, or as entrepreneurs. The Board has also determined that it is desirable to have qualified women and minority representation on the Board. In selecting nominees for director, the Corporate Governance Committee also considers an individual’s character, judgment, fairness and overall ability to serve Farmer Mac. Thus, in addition to considering the current needs of the Board and the quality of an individual’s professional background and experience, the Corporate Governance Committee seeks individuals who:

•	have integrity, independence, and an inquiring mind; an ability to work with others; good judgment; intellectual competence; and motivation;

•	have the willingness and ability to represent all stockholders’ interests, and not just the particular constituency that elected the director to serve on the Board;

•	have an awareness of and a sensitivity to the public purpose of Farmer Mac and a sense of responsibility to Farmer Mac’s intended beneficiaries;

•	are willing to commit the necessary time and energy to prepare for and attend Board and committee meetings; and

•
are willing and have the ability to advance their views and opinions in a forthright manner, but, upon the conclusion of deliberations, to act in the best interests of Farmer Mac, and, once a decision is reached by a majority, to support the decision.

The Committee recommended five individuals to be considered for election as Class A nominees and five individuals to be considered for election as Class B nominees and the Board of Directors has approved these recommendations. The individuals recommended by the Corporate Governance Committee are referred to collectively as the “Nominees.” The Nominees will stand for election to serve for terms of one year each, or until their respective successors are duly elected and qualified. Each of the ten Nominees is a current member of the Board standing for re-election. No fees were paid to any director search firms or other third parties to assist in identifying and evaluating the Nominees.

In identifying potential candidates for the Board, the Corporate Governance Committee considers suggestions from Board members, management, stockholders and others. From time to time, the Committee may retain a search firm to assist in identifying potential candidates and gathering information about the background and experience of such candidates. The Committee will consider all proposed nominees, including stockholder nominees, in light of the qualifications discussed above and the assessed needs of the Board at the time. For the 2007 Annual Meeting of Stockholders, the Corporate Governance Committee will consider nominees recommended by holders of Farmer Mac’s Voting Common Stock, who may submit recommendations by letter to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036, by January 31, 2007.

If any of the ten Nominees named below is unable or unwilling to stand as a candidate for the office of director on the date of the Meeting or at any adjournment(s) or postponement(s) thereof, the proxies received on behalf of such Nominee will be voted for such substitute or other Nominee(s) as the Board of Directors may designate. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected.

Information about Nominees for Director

Each of the Nominees has been principally employed in his or her current position for the past five years unless otherwise noted.

Class A Nominees

Dennis L. Brack, 53, has been a member of the Board of Directors of the Corporation since June 7, 2001 and serves as chairman of the Compensation Committee and as a member of the Credit Committee. Mr. Brack has served as President and Chief Executive Officer of Bath State Bank, Bath, Indiana, since 1988 and has been a member of the Franklin County, Indiana Community Foundation Investment Committee since 1999 and was a member of the Union County, Indiana Community board of directors in 2003 and 2004. He has recently worked on the steering committees for Comprehensive Plan Development in both Franklin and Union Counties, Indiana. He was also a director of the Indiana Bankers Association from 1994 to 1996 and previously served a three-year term on the Purdue University Dean’s Advisory Council.

Dennis A. Everson, 55, has been a member of the Board of Directors of the Corporation since June 3, 2004 and is a member of the Finance Committee and the Marketing Committee. Mr. Everson has been President and Manager of the First Dakota National Bank Agri-business Division since 2002. From 1984 until 2002, he was Vice President and Manager of the First Dakota National Bank Agri-business Division. From 2000 until 2002, Mr. Everson was a member of the Federal Home Loan Bank Committee of the American Bankers Association. During 1998, he served as Chairman of the Agricultural & Rural Bankers Committee of the American Bankers Association.

Mitchell A. Johnson, 64, has been a member of the Board of Directors of the Corporation since June 12, 1997 and is a member of the Compensation Committee and the Finance Committee. Mr. Johnson is President of MAJ Capital Management, Inc., an investment management firm that he founded in 1994 following his retirement from the Student Loan Marketing Association (“Sallie Mae”), the nation’s largest provider of college education financing. He is a trustee of the Advisors’ Inner Circle Funds and the Advisors’ Inner Circle Funds II. During his 21 years with Sallie Mae, Mr. Johnson held numerous positions within that organization including, for the seven years preceding his retirement, Senior Vice President, Corporate Finance. He has been a trustee of Citizens Funds, a mutual fund company based in Portsmouth, New Hampshire and a director of the Rushmore Funds, a mutual fund company owned by FBR Investment Services, Inc. Mr. Johnson also served as a director of Eldorado Bankshares, Inc., Laguna Hills, California, the holding company for Eldorado and Antelope Valley Banks, and was the first President and one of the founding members of the Washington Association of Money Managers and a trustee of the District of Columbia Retirement Board, among other community activities.

Timothy F. Kenny, 44, has been a member of the Board of Directors of the Corporation since June 3, 2004 and serves as a member of the Audit Committee and the Corporate Governance Committee. He is a Certified Public Accountant and Managing Director with BearingPoint, Inc. (formerly KPMG Consulting, Inc.) in McLean, Virginia. He joined KPMG LLP, the predecessor organization to KPMG Consulting, in 1986 and was a KPMG Audit Partner until the separation of KPMG Consulting from KPMG LLP in February 2001. While with KPMG LLP, Mr. Kenny served as a technical resource for the firm’s audit partners and managers nationwide on mortgage banking issues, including financial accounting and reporting; auditing; and operational, strategic, and regulatory matters. Currently, Mr. Kenny directs a team of financial professionals on consulting projects with various federal credit agencies and is a member of the BearingPoint, Inc. 401(k) Plan Committee, where he serves in an independent fiduciary role. Mr. Kenny previously served on the Board of Directors of the Mortgage Bankers Association of Metropolitan Washington.

Charles E. Kruse, 61, has been a member of the Board of Directors of the Corporation since June 7, 2001 and serves as chairman of the Marketing Committee and is a member of the Corporate Governance Committee. Mr. Kruse has been a member of the Board of Directors of Central Bancompany since 2000. He has served as President of the Missouri Farm Bureau since 1992 and has been a member of the American Farm Bureau Board of Directors, representing 12 midwestern State Farm Bureaus, since 1995. Mr. Kruse has also served on the Commission on 21st Century Production Agriculture; the Agricultural Technical Advisory Committee for Trade in Grains, Feed, and Oilseeds; the President’s Council on Rural America; and the U.S. Trade Representative’s Intergovernmental Advisory Committee.

Class B Nominees

Ralph W. “Buddy” Cortese, 59, has been a member of the Board of Directors of the Corporation since June 5, 2003 and serves as chairman of the Credit Committee and is a member of the Compensation Committee. He is a farmer, rancher and cattle feeder from Fort Sumner, New Mexico. Mr. Cortese has been a member of the board of directors of the Farm Credit Bank of Texas since 1995. As a member of that board of directors, he served as vice chairman from 1998 to 2000 and has served as chairman since 2000. Previously, Mr. Cortese was the chairman of the board of directors of the Production Credit Association of Eastern New Mexico (now Ag New Mexico, ACA) from 1992 to 1994, a member of the PCA Stockholders’ Advisory Committee from 1990 to 1994 and a member of the executive committee of the Tenth District Federation of PCAs from 1991 to 1994. He has also been a member of the American Land Foundation Board since 2001.

Paul A. DeBriyn, 51, has been a member of the Board of Directors of the Corporation since June 1, 2000. He serves as chairman of the Audit Committee and is a member of the Corporate Governance Committee and the Compensation Committee. Mr. DeBriyn has served as President and Chief Executive Officer of AgStar Financial Services, ACA (and its predecessor, Farm Credit Services of Southern Minnesota) since 1995. He was previously Executive Vice President and Chief Operating Officer of Farm Credit Services of Southern Minnesota from 1993 to 1995 and President and Chief Executive Officer of Farm Credit Services of Southeast Minnesota from 1987 to 1993.

Ernest M. Hodges, 58, has been a member of the Board of Directors of the Corporation since June 16, 2005 and is a member of the Credit Committee. He has served as President and Chief Executive Officer of Sacramento Valley Farm Credit, ACA, in Woodland California since 1993. Mr. Hodges was Chief Credit Officer of Sacramento Valley Farm Credit from 1991 to 1993 and served as an Examiner with the United States Office of the Comptroller of the Currency in 1991. Mr. Hodges served in executive management positions with the Western Farm Credit Bank from 1982 to 1990, most recently as Senior Vice President.

John G. Nelson III, 56, has been a member of the Board of Directors of the Corporation since June 13, 1996. He serves as chairman of the Finance Committee and is a member of the Compensation Committee. Mr. Nelson is the owner and manager of a grain farm in Reardan, Washington. He served as a director of AgAmerica, FCB, Spokane, Washington from 1994 through 2002. Mr. Nelson also has served as a director of Northwest Farm Credit Services, ACA, and its predecessor PCA. In 2005, Mr. Nelson was hired by Washington State University Extension as Trade Adjustment Assistance Coordinator for the Western Center for Risk Management Education.

John Dan Raines, 62, has been a member of the Board of Directors of the Corporation since June 18, 1992 and is a member of the Audit Committee and the Corporate Governance Committee. He is the owner and operator of Raines Commercial Group, Inc., a general business corporation. From 1986 to 1990, Mr. Raines was a member of the board of directors of the South Atlantic Production Credit Association, and served as its chairman in 1989 and 1990. Since 1990, Mr. Raines has served as a member of the board of directors of AgFirst Farm Credit Bank (formerly, the Farm Credit Bank of Columbia, South Carolina). He also has served since 1981 as a member of the board of directors of AgGeorgia Farm Credit, ACA, and its predecessor Farm Credit System institution.

Directors Appointed by the President of the United States

Julia Bartling, 47, has been a member of the Board of Directors of the Corporation since June 5, 2003 and is a member of the Audit Committee and the Public Policy Committee. Her appointment to the Board was confirmed by the United States Senate on June 3, 2003. Ms. Bartling has been an elected member of the South Dakota House since January 1, 2001. She also served as Auditor of Gregory County, South Dakota from 1983 through 2000. Ms. Bartling and her spouse have owned and operated Bartling Feed, Grain & Trucking since 1977.

Fred L. Dailey, 60, has been a member of the Board of Directors of the Corporation and has served as its Chairman since August 16, 2002. He also serves as chairman of the Corporate Governance Committee and is a member of the Compensation Committee and the Public Policy Committee. His appointment to the Board was confirmed by the United States Senate on July 29, 2002. Mr. Dailey has served as the Director of the Ohio Department of Agriculture since 1991. Prior to that time, he was the executive vice president of the Ohio Beef Council and executive secretary of the Ohio Cattlemen’s Association from 1982 to 1991 and served as the Director of the Indiana Division of Agriculture from 1975 to 1981. Mr. Dailey is past President of the National Association of State Departments of Agriculture and has received the FFA Honorary State Farmer degree from both Ohio and Indiana. In 1998, he received the national “Outstanding State Agriculture Executive” award presented by the Biotechnology Industry Organization and was named “Man of the Year” by Progressive Farmer magazine in 1999. Mr. Dailey resides on a working farm in Ohio where he raises Angus cattle.

Grace T. Daniel, 60, has been a member of the Board of Directors of the Corporation since August 17, 2002 and is a member of the Public Policy Committee and the Marketing Committee. Her appointment to the Board was confirmed by the United States Senate on July 29, 2002. Ms. Daniel is the Principal of Golden State Marketing Services, a consulting firm that she founded in 1987 and that provides marketing services for corporations and government agencies. Ms. Daniel served on the California Agricultural Labor Relations Board from 1997 to 1999. She also served as the California Governor’s Chief Deputy Appointments Secretary from 1994 to 1997 and as Executive Director at the California Trade and Commerce Agency Office of Small Business from 1991 to 1994, where she was responsible for the State’s loan guarantee program. Since 2004, Ms. Daniel has served as Deputy Director of California Parks and Recreation under Governor Schwarzenegger.

Lowell L. Junkins, 62, has been a member of the Board of Directors of the Corporation since June 13, 1996 and Vice Chairman of the Board since December 5, 2002. He serves as a member of the Corporate Governance Committee, the Finance Committee and the Public Policy Committee. He was appointed to the Board of Directors by President Clinton in April 1996 while the Senate was in recess and was confirmed by the Senate on May 23, 1997 and was reconfirmed by the Senate on June 3, 2003. Mr. Junkins works as a public affairs consultant for Lowell Junkins & Associates in Des Moines, Iowa. He owns and operates Hillcrest Farms in Montrose, Iowa, where he served as Mayor from 1971 to 1972. From 1974 through 1986, Mr. Junkins served as an Iowa State Senator, including as majority leader from 1981 to 1986.

Glen O. Klippenstein, 68, has been a member of the Board of Directors of the Corporation since June 5, 2003. He serves as chairman of the Public Policy Committee and is a member of the Credit Committee. His appointment to the Board was confirmed by the United States Senate on June 3, 2003. Mr. Klippenstein has served as the Chief Executive Officer of the American Chianina Association since November 8, 2000. Prior to 2000, he operated his family farm, engaged in cattle production.

In addition to the affiliations set forth above, the Nominees and Appointed Members are active in many local and national trade, commodity, charitable, educational and religious organizations.

Stock Ownership of Directors and Executive Officers

As of the record date, April 11, 2006, the members of the Board of Directors, Nominees for election as directors and executive officers of the Corporation listed in the table below might be deemed to be “beneficial owners” of the indicated number of equity securities of the Corporation, as defined by the rules of the Securities and Exchange Commission (“SEC”). The Corporation’s Voting Common Stock may be held only by banks, insurance companies and financial institutions and Farm Credit System institutions, and may not be held by individuals. Accordingly, no executive officer owns, directly or indirectly, any shares of any class of the Corporation’s Voting Common Stock. Furthermore, Appointed Members may not be officers or directors of financial institutions or Farm Credit System institutions and may not, directly or indirectly, own Voting Common Stock of the Corporation. There are no ownership restrictions on the Class C Non-Voting Common Stock. For information about the beneficial owners of 5 percent or more of the Voting Common Stock of the Corporation, see “Principal Holders of Voting Common Stock.”

	Voting Common Stock		Non-Voting Common Stock[1]
	Class A or Class B	Percent of Class	Class C	Percent of Class
Julia Bartling	------	------	12,000	*
Dennis L. Brack	------	------	23,453	*
Timothy L. Buzby	------	------	65,154	*
Nancy E. Corsiglia	------	------	296,053	3.09%
Ralph W. Cortese	------	------	12,713	*
Fred L. Dailey	------	------	12,000	*
Grace T. Daniel	------	------	12,233	*
Paul A. DeBriyn	------	------	23,998	*
Henry D. Edelman	------	------	708,348	7.40%
Dennis A. Everson	------	------	6,265	*
Ernest M. Hodges	------	------	------	*
Mitchell A. Johnson	------	------	25,804	*
Lowell L. Junkins	------	------	20,333	*
Timothy F. Kenny	------	------	6,971	*
Glen O. Klippenstein	------	------	12,589	*
Charles E. Kruse	------	------	24,262	*
John G. Nelson III	------	------	25,454	*
Jerome G. Oslick	------	------	70,893	*
John Dan Raines	------	------	22,187	*
Tom D. Stenson	------	------	174,475	1.82%
Mary K. Waters	------	------	------	*
All directors and executive officers as a group (21 persons)	------	------	1,555,185	16.24%

        *    Less than 1%.
       1    Includes shares of Class C Non-Voting Common Stock that may be acquired within 60 days through the exercise of stock options as follows: Mr. Edelman, 703,950 shares; Mr. Buzby, 65,154 shares;  Ms. Corsiglia, 288,780 shares; Mr. Oslick, 66,643 shares; and Mr. Stenson, 161,899 shares; each of Ms. Bartling, Ms. Daniel and Messrs. Cortese, Dailey and Klippenstein, 12,000 shares;
       Mr. Nelson, 25,000 shares; each of Messrs. Brack, DeBriyn, Johnson, Kruse and Raines, 22,000 shares; Mr. Junkins, 20,333 shares; each of Messrs. Everson and Kenny, 6,000 shares; and all directors and executive officers as a group, 1,513,759 shares.

12

Director Independence

The Board of Directors has adopted a formal set of categorical standards to form the basis for determinations of director independence required by NYSE rules. To be considered “independent” for purposes of these standards, the Board must affirmatively determine that a director does not have a material relationship with Farmer Mac other than as a director. The standards, which are included in Farmer Mac’s Corporate Governance Guidelines available on the Corporation’s website, www.farmermac.com, under the “Corporate Governance” tab of the “Investors” section, meet all requirements for director independence contained in SEC and NYSE rules. Farmer Mac defines a Director as lacking a material relationship and therefore “independent” if he or she:

(a)	is not and has not been employed by the Corporation within the past three years;

(b)
has not received more than $100,000 per year in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service within the past three years;

(c)
is not and has not been for the past three years a significant advisor or consultant to the Corporation, and is not affiliated with a Corporation or a firm that is (revenue of the greater of 2% of the other Corporation’s consolidated gross revenues or $1 million is considered significant);

(d)
is not and has not been for the past three years a significant customer or supplier of the Corporation nor affiliated with a Corporation or firm that is (revenue of the greater of 2% of the other Corporation’s consolidated gross revenues or $1 million is considered significant);

(e)
is not and has not been for the past three years employed by or affiliated with an internal or external auditor of the Corporation that provided services to the Corporation within the past three years;

(f)	is not and has not been for the past three years employed by another Corporation where any of the Corporation’s present executives serve on that Corporation’s compensation committee;

(g)
is not a spouse, parent, sibling, child, mother- or father-in-law, son- and daughter-in-law and brother- and sister-in-law or any person (other than household employees) who shares a residence with any person described by (a) through (f);

(h)
is not and has not been for the past three years affiliated with a tax-exempt entity that received significant contributions from the Corporation (revenue of the greater of 2% of the entity’s consolidated gross revenues or $1 million is considered significant); and

(i)	does not have any other relationships with the Corporation or the members of management of the Corporation that the Board has determined to be material not described in (a) through (h).

In applying the standards, the Board broadly considers all relevant facts and circumstances.

In April 2006, the Board considered all direct and indirect transactions and relationships between each director and the Corporation and its management. As a result of its review, the Board affirmatively determined that each of Farmer Mac’s current directors, other than Mr. Hodges, meets the director independence standards referred to above and, therefore, is independent. Mr. Hodges was determined to have a material relationship with Farmer Mac by virtue of Farmer Mac’s receipt of approximately $829,785 in commitment fees in 2004 from Sacramento Valley Farm Credit, ACA, of which Mr. Hodges is the President. That amount was approximately 2.7 percent of Sacramento Valley Farm Credit, ACA’s consolidated gross revenues for 2004, which was approximately $31.0 million. During 2005, Farmer Mac received approximately $736,000 in commitment fees from Sacramento Valley Farm Credit, ACA. That amount was approximately 1.8 percent of Sacramento Valley Farm Credit, ACA’s consolidated gross revenues for 2005, which was approximately $40.0 million. See “Compensation of Directors and Executive Officers—Compensation of Executive Officers—Certain Relationships and Related Transactions.”

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC, and will not be deemed to be incorporated by reference into any filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically requests that such information be treated as soliciting material or specifically incorporates the report by reference into a document.

The Audit Committee reviewed and recommended reaffirmation of the Audit Committee Charter, which reaffirmation was approved by the full Board on February 2, 2006. The complete text of the charter, which reflects standards set forth in SEC regulations and NYSE listing standards, is available on the Corporation’s website, www.farmermac.com, under the “Corporate Governance” tab of the “Investors” section and is also attached to this Proxy Statement as Appendix A. The Audit Committee and the Board reviews and approves changes to the Audit Committee Charter annually. The Board of Directors has determined that: (1) all the directors who serve on the Audit Committee are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, SEC rules and NYSE listing standards; and (2) Timothy F. Kenny, a member of the Audit Committee, is an “audit committee financial expert,” as defined in SEC rules.

Audit Committee Report for the Year Ended December 31, 2005

To Our Stockholders:

Management is primarily responsible for establishing and maintaining the financial public reporting process, including the system of internal accounting controls, and for the preparation of Farmer Mac’s consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee, on behalf of the Board, monitors Farmer Mac’s financial reporting processes and systems of internal accounting control, the independence and performance of the independent auditors and the performance of the internal audit function. The Corporation’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on management’s assessment of the effectiveness of the Corporation’s internal control over financial reporting. In addition, the independent auditors will express their own opinion on the effectiveness of Farmer Mac’s internal control over financial reporting.

Management has represented to the Audit Committee that Farmer Mac’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed Farmer Mac’s audited consolidated financial statements with both management and the Corporation’s independent auditors prior to their issuance. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors pursuant to rules and regulations promulgated by the Securities and Exchange Commission and the Public Company Oversight Board and the standards established by the American Institute of Certified Public Accountants, including matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

With respect to the Corporation’s independent auditors, the Audit Committee, among other things, received from Deloitte & Touche LLP the written disclosures as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has reviewed and pre-approved the audit fees of the independent auditors. It also has approved non-audit services and reviewed fees for such services to assure compliance with applicable provisions of the Securities Exchange Act of 1934, as amended, and applicable rules and regulations to assure compliance with the auditor independence requirements that prohibit independent auditors from performing specified services that might impair their independence as well as compliance with Farmer Mac’s and the Audit Committee’s policies.

The Audit Committee discussed with Farmer Mac’s independent auditors the overall scope of and plans for its audit. Finally, the Audit Committee continued to monitor the scope and adequacy of the Corporation’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

In reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation’s audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission, as filed on March 16, 2006.

Audit Committee

                Paul A. DeBriyn, Chairman
                Julia Bartling
                Timothy F. Kenny
                John Dan Raines

Executive Officers

The following table sets forth the names and ages of the current executive officers of Farmer Mac, the principal positions held with the Corporation by such executive officers, and the officers’ experience prior to joining the Corporation.
Name	Age	Capacity in which Served and Five-Year History

Henry D. Edelman	57	President and Chief Executive Officer of the Corporation since June 1, 1989. From November 1986
		until he joined Farmer Mac, Mr. Edelman was First Vice President for Federal Government Finance of PaineWebber Incorporated, New York, New York. Previously, Mr. Edelman was Vice President for Government Finance at Citibank N.A., New York, New York and Director of Financing, Investments and Capital Planning at General Motors Corporation in New York, New York, where he served in various capacities on the Legal Staff and Financial Staff for ten years.
Timothy L. Buzby	37	Vice President - Controller since June 5, 2003. From July 1997 until he joined Farmer Mac as Controller in December 2000, Mr. Buzby, a certified public accountant since 1992, was Chief Financial Officer for
George Mason Mortgage Corporation, a regional residential mortgage lender, from March 2000 to
December 2000 and for Mortgage Edge Corporation, a national mortgage lender, from July 1997 to
February 2000. Prior to July 1997, Mr. Buzby was a Manager on the Mortgage Consulting Staff of
 KPMG Peat Marwick, LLP.

Nancy E. Corsiglia	50	Vice President - Finance since June 1, 2000, Treasurer since December 8, 1989 and Chief Financial
		Officer since May 13, 1993. From December 8, 1989 until June 1, 2000 when she was appointed Vice President - Finance, Ms. Corsiglia was Vice President - Business Development. From 1988 until she joined Farmer Mac, Ms. Corsiglia was Vice President for Federal Government Finance at PaineWebber Incorporated, New York, New York. From 1984 to 1988, she served as a Senior Financial Analyst and a Manager on the Financial Staff of General Motors Corporation, New York, New York.
Jerome G. Oslick	59	Vice President - General Counsel and Corporate Secretary since February 1, 2000. From 1987 until
		he joined Farmer Mac as Assistant General Counsel in February 1994, Mr. Oslick was an associate in the Washington, D.C. office of the New York-based law firm of Brown & Wood. From 1970 to 1987, he was an attorney and branch chief in the Office of General Counsel, United States Department of Agriculture.
Tom D. Stenson	55	Vice President - Agricultural Finance since August 7, 1997. From November 1996 until August 7, 1997,
		Mr. Stenson was Director - Agricultural Finance of the Corporation. From 1993 until joining Farmer Mac in 1996, he was Vice President - Agribusiness for ValliWide Bank, a “super-community” bank in the San Joaquin Valley of California.
Mary K. Waters	47	Vice President - Corporate Relations since June 16, 2005. From From May 2001 until she joined
		Farmer Mac, Ms. Waters was Assistant Secretary, Congressional Relations at the United States Department of Agriculture. From 1986 until her nomination to the position at USDA in 2001, Ms. Waters served as Senior Director and Legislative Counsel for ConAgra Foods.

Compensation of Directors and Executive Officers

The Compensation Committee determines, subject to ratification by the Board of Directors, the salaries, benefit plans and other compensation of directors and officers of the Corporation. The current members of the Compensation Committee are Messrs. Cortese, Dailey, DeBriyn, Johnson and Brack (chairman). No member of Farmer Mac’s Compensation Committee is or has been an officer or employee of the Corporation. As described in more detail in “Director Independence,” the Board has determined that all members of the Compensation Committee are “independent,” as defined in Farmer Mac’s Corporate Governance Guidelines, SEC rules and NYSE listing standards.

The Compensation Committee adopted a charter on February 5, 2004, which adoption was reaffirmed by the full Board on February 2, 2006. The complete text of the charter, which reflects standards set forth in SEC and NYSE rules, is available on the Corporation’s website, www.farmermac.com, under the “Corporate Governance” tab in the “Investors” section.

—	Compensation of Directors

The directors are required to spend a considerable amount of time preparing for, as well as participating in, Board and Committee meetings. In addition, they are often called upon for their counsel between meeting dates. For those services, each director receives the following compensation: (a) an annual retainer of $12,500 ($15,000 for the chairman of the Audit Committee and $17,500 for the Chairman of the Board); (b) $750 per day, plus expenses, for each meeting of the Board and each Committee meeting (if on a day other than that of the Board meeting) attended; and (c) with the prior approval of the President of the Corporation, $750 per day, plus expenses, for certain other meetings and conferences with borrowers, lenders or other groups interested in the Farmer Mac program in which they participate. The total cash compensation received by all members of the Board of Directors in 2005 was approximately $386,062. Since June 13, 1997, each director has been granted options annually to purchase shares of Class C Non-Voting Common Stock under the Corporation’s 1997 Incentive Plan, with each such grant occurring on the date of each Annual Meeting of Stockholders and with the option price being determined as of such date. The 6,000 options granted to each member of the Board of Directors in 2005 had a present value of $46,2602  at the grant date. The total compensation, cash and options received by all members of the Board of Directors in 2005 was approximately $1,080,000.

—	Compensation of Executive Officers

General

This section includes: (a) a report from the Compensation Committee of the Board of Directors on executive compensation; (b) a discussion of Compensation Committee interlocks and insider participation in Farmer Mac transactions; (c) a summary description in tabular form of executive compensation; (d) a summary of aggregate option holdings of the named executive officers; (e) a description of Corporation’s equity compensation plans; (f) a description of the executive officers’ employment agreements; (g) a discussion of certain relationships and related transactions with directors; and (h) comparisons of Farmer Mac’s stock performance to market indices.

Notwithstanding anything to the contrary set forth in any of Farmer Mac’s documents with respect to the offer or sale of securities (“Offering Circulars”) or any previous corporate filings under the Securities Act of 1933 or Securities Exchange Act of 1934, neither the Compensation Committee Report on Executive Compensation nor the performance graphs shall be deemed to be incorporated by reference into any Offering Circular or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Farmer Mac specifically incorporates such information by reference, and shall not otherwise be deemed to have been or to be filed under such Acts.

Compensation Committee Report on Executive Compensation

Farmer Mac’s Compensation Policies. Farmer Mac was created by Congress to establish a secondary market for agricultural and rural housing mortgages that would increase the availability of credit for agricultural producers, provide greater liquidity and lending capacity for agricultural lenders and facilitate intermediate- and long-term agricultural funding. Farmer Mac’s charter, particularly as revised in 1996, casts it in the mold of the other mortgage loan secondary market government-sponsored enterprises, Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which, over the past 20 years, have established a mature secondary market for housing mortgages. From the outset, Farmer Mac’s Board of Directors and its Compensation Committee recognized that the accomplishment of Farmer Mac’s mission would require that it attract, retain and motivate highly qualified personnel capable of addressing the formidable tasks necessary to develop and operate a secondary market for agricultural mortgage loans where none had previously existed, and to persevere in their efforts through what would likely be a number of difficult and uncertain years. The Compensation Committee believes that this approach continues to be sound, inasmuch as the Corporation must compete in the general market for the services of individuals with the education, experience and prior achievements necessary to enhance the financial results and safety and soundness of Farmer Mac’s expanding and increasingly complex operations. Accordingly, the Board and the Compensation Committee have undertaken to compensate those employees in a reasonable manner consistent with compensation for executives in other comparable businesses that involve similar duties and responsibilities, while recognizing that the Corporation would have to set special objectives as it progressed through developmental stages, whereby management would focus on mission, long-term structural, internal controls, pricing and capital objectives, balanced with near-term operating results.

Method of Determining Management Compensation. Farmer Mac’s Board of Directors and Compensation Committee have adopted an approach to executive compensation that relies upon both subjective (qualitative) and objective (quantitative) evaluation criteria in establishing the compensation of the Chief Executive Officer (“CEO”) and other senior members of management. That approach measures performance primarily on the basis of management’s accomplishments in implementing business strategies designed to achieve the annual and long-term objectives defined in the Corporation’s annual business plan, as approved each year by the Board of Directors, and achieving those objectives.

As part of its ongoing efforts to evaluate its approach and further refine the Corporation’s compensation practices, the Compensation Committee has employed the services of a nationally-recognized independent compensation consulting firm. With significant input and assistance from that independent consultant, in 2005 the Compensation Committee continued its work to refine the Corporation’s policies relating to executive compensation. Those policies include: (i) a system for comparative and competitive evaluation of base salaries; (ii) an approach to incentive compensation, including annual cash and long-term equity components; and (iii) a management performance evaluation form that has resulted in more quantitative measurement of management’s performance against the achievement of the Corporation’s business plan objectives.

Each year, the Corporation’s independent compensation consultant reviews the Corporation’s compensation practices and establishes an estimated range of compensation opportunities that are aligned with the Corporation’s annual and long-term objectives keyed off of executive performance and comparable to those received by persons with similar qualifications and experience (but not necessarily the same position and title) at other peer corporations, particularly the other government-sponsored enterprises, to ensure that the Corporation’s compensation structure is sufficiently competitive to attract and retain highly qualified executives. The Corporation’s established practice is to cap compensation at Farmer Mac at no more than 15 percent above the 50th percentile of compensation for all components of comparable pay, to reflect the challenges and risks of its developmental and political characteristics.

On the basis of that comparative review and other related analyses, the Compensation Committee selects the range of, and maximum amounts for, total compensation as well as for each of the three significant components of compensation - salary, annual cash incentive pay and long-term non-cash incentive pay - and then makes recommendations to the Board of Directors as to the actual levels of compensation to be awarded. The cash and non-cash incentive portions of the compensation package vary to reflect corporate performance, which is measured against business plan objectives and results. In measuring the achievement of those objectives and results, the Compensation Committee applies criteria established by the Board and management in the business plan. In 2004, Farmer Mac changed its business plan cycle, or business planning year, from June 1 through May 31, to July 1 through June 30, resulting in a 13-month transition planning year from June 1, 2004 to June 30, 2005. For that business planning year, the Compensation Committee established seven critical objectives focusing on mission, profitability, volume and quality control: (1) to continue to fulfill the Corporation’s Congressional mission and serve rural America; (2) to continue to improve operating results; (3) to manage effectively the Corporation’s interest rate risk and credit risk; (4) to optimize internal operations with the evolution of the Corporation’s business, through effective risk management, internal controls, resource allocation and corporate governance; (5) to optimize use of the capital markets; (6) to maintain adequate capital; and (7) to maintain effective government, public and investor relations.

Method of Determining Management Compensation for the 2004-05 Business Planning Year. The Corporation’s procedures for determining management compensation are re-evaluated each year and have remained consistent from year to year. Toward the end of the Corporation’s June 30th business planning year, the Compensation Committee reviews management’s performance against business plan objectives, taking into account the business conditions that prevailed during the preceding twelve months.

As a benchmark for compensation decisions, the Compensation Committee, assisted by the independent compensation consultant, compares the salary and annual and long-term incentive compensation of the CEO and other members of senior management with the corresponding range of competitive compensation received by persons with similar qualifications and experience (although not necessarily the same position and title) at other corporations, particularly the other government-sponsored enterprises. This comparison is made on both an annual and a multi-year basis, in order to take into account pay levels and rates of increase at Farmer Mac and similar companies.

The CEO provides detailed written performance evaluations of the members of senior management, other than himself, to the Compensation Committee members in advance, and these are discussed among the members and the CEO. The Compensation Committee members then meet in executive session (without the CEO present) to discuss the performance of the CEO. Thus, the CEO participates in the evaluation of each other senior member of management, but not in his own. The Compensation Committee includes the CEO in its consideration of the performance and total compensation of each of the other members of senior management and then considers the performance and total compensation of the CEO in an executive session without the CEO present and prepares a detailed written performance evaluation of the CEO. Based on those deliberations and input provided by the independent compensation consultant, the Compensation Committee makes recommendations consistent with the Corporation’s compensation policies as to the terms of the contracts under which the CEO and other senior management are employed, and its ability to attract and retain a management team with the skills and talent necessary to achieve the Corporation’s mission.

The Compensation Committee evaluated the performance of senior management, including the CEO, for the 2004-05 business planning year by reviewing the contribution of each individual to the accomplishment of the strategies and objectives under the 2004-05 business plan. The Compensation Committee also evaluated the Corporation’s non-financial achievements during the business planning year, recognizing that the accomplishment of the Corporation’s Congressional mission is a significant aspect of the continuing development of Farmer Mac. That mission involves the establishment of programs and products that provide greater liquidity and lending capacity to agricultural lenders, increase the availability of long-term credit to farmers and ranchers and facilitate capital market investments that result in long-term fixed-rate agricultural mortgages. In that regard, the Compensation Committee considered the significant business accomplishments and financial results achieved during the 2004-05 business planning year, including advancement of the Corporation’s Congressional mission and the 12.7 percent increase in annualized core net income for the 2004-05 business planning year compared to the prior business planning year while maintaining loan delinquency rates at low levels. The Compensation Committee also recognized other important business accomplishments during the planning year, including: improvements in internal controls; maximizing revenue through sophisticated investment techniques; and increasing the profitability of its programs by holding loans rather than securitizing them when market conditions were unfavorable. All of these factors were weighed carefully, with particular weight accorded to internal controls. On that basis, the Compensation Committee recommended, and the Board approved, the compensation to senior management disclosed below.

The proportion of the total compensation package representing incentive compensation (annual cash and long-term non cash incentive compensation) for the 2004-05 business planning year was 72.6 percent for the CEO and ranged between 0 percent and 65.4 percent for other executive officers. The Compensation Committee believes that equity compensation should represent a significant portion of incentive compensation in order to align the interests of senior management and stockholders. Accordingly, for the 2004-05 business planning year, long-term incentive compensation in the form of stock options represented 71.5 percent of the total incentive compensation package for the 2004-05 business planning year. The basis for determining the level of incentive compensation was the Compensation Committee’s evaluation of each individual’s contribution to the achievement of the business and financial accomplishments of the 2004-05 planning year, as well as an evaluation of each individual’s performance, based on subjective standards including professional competence, motivation and effectiveness in implementing the strategies that led to the achievement of Farmer Mac’s business plan objectives.

Basis for Determining the Compensation for the CEO. For the 2004-05 business planning year, Mr. Edelman received a base salary of $536,036 and was awarded incentive compensation with a total estimated value of approximately $1,525,106. With respect to the incentive compensation component of Mr. Edelman’s total compensation, he received $419,717 in cash as well as options to purchase 152,048 shares of Farmer Mac Class C Non-Voting Common Stock (the options, valued at $1,105,389 as of the grant date, vest as follows: one-third will vest on May 31, 2006; one-third will vest on May 31, 2007; and the remaining one-third will vest on May 31, 2008).  For a discussion of the factors and criteria upon which the CEO’s compensation was based, see the preceding section of this report.

The Compensation Committee members believe that both the design of Farmer Mac’s compensation structure, as maintained with the assistance of its outside independent compensation consultant, and the actual total compensation levels, as described herein, reflect careful consideration of what was reasonable and fair, in light of the Corporation’s performance, from both management and stockholder perspectives.

Compensation Committee

Dennis L. Brack, Chairman
Fred L. Dailey                                                           Mitchell A. Johnson
Ralph W. Cortese                                                Paul A. DeBriyn

Compensation Committee Interlocks and Insider Participation

Directors Brack, Cortese, Dailey, DeBriyn, and Johnson comprise the Corporation’s Compensation Committee. None of these directors is, or has been, an officer or employee of the Corporation. None of Farmer Mac’s executive officers serve, or have served, as a member of the Board or the Compensation Committee.

Director Brack, a Class A director, is President and Chief Executive Officer of Bath State Bank, which is a participant in both the Farmer Mac I and II programs. Director Cortese, a Class B director, is the chairman of the board of directors of Farm Credit Bank of Texas, which is the owner of 38,503 shares (or 7.7 percent) of Farmer Mac’s Class B Voting Common Stock and a participant in the Farmer Mac I program. See “Compensation of Directors and Executive Officers—Compensation of Executive Officers—Certain Relationships and Related Transactions” for information about the transactions that occurred between Bath State Bank and Farmer Mac and between Farm Credit Bank of Texas and Farmer Mac during 2005.

Summary Compensation Table

The following table sets forth certain information for each of the last three fiscal years with respect to the compensation awarded to, earned by, or paid to Farmer Mac’s CEO and each of Farmer Mac’s four other most highly compensated executive officers or employees for the fiscal year ended December 31, 2005 (the “named executive officers”).

				Long-Term
				Compensation Awards
	Fiscal	Annual Compensation ($)		Securities Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Compensation ($)[3]
Henry D. Edelman	2005	506,060	419,717	152,048	39,462
President and	2004	488,410	356,598	99,955	38,895
Chief Executive Officer	2003	469,801	379,478	120,111	38,001

Timothy L. Buzby[4]	2005	220,310	90,759	28,805	34,722
Vice President - Controller	2004	197,161	78,413	19,374	32,352
	2003	161,348	74,906	21,035	25,728

Nancy E. Corsiglia	2005	324,642	196,695	71,529	34,920
Vice President - Finance,	2004	313,319	179,933	52,505	34,185
Treasurer and CFO	2003	301,381	157,853	50,356	33,291

Michael P. Morris[5]	2005	208,750	110,511	29,272	34,382
Vice President -	2004	193,750	61,577	11,180	31,558
Agricultural Credit	2003	125,731	29,766	2,500	18,624

Tom D. Stenson	2005	265,786	146,959	51,907	35,592
Vice President -	2004	256,517	126,915	35,970	34,425
Agricultural Finance	2003	246,743	122,371	35,852	33,531

      ___________________________________________________
      3   Includes contributions to the Corporation’s defined contribution pension plan in the amount of $34,560 for 2005 on behalf of each of Mr. Edelman, Mr. Buzby, Ms. Corsiglia and Mr. Stenson; and $34,022
        on behalf of Mr. Morris, as well as disability and life insurance premium payments paid on behalf of each of the named executive officers. See “Employment Agreements.”
                     4  Mr. Buzby was appointed Vice President - Controller on June 5, 2003.
                     5   Mr. Morris was appointed Vice President - Mortgage Servicing on December 4, 2003 and Vice President - Agricultural Credit on June 4, 2004. On March 8, 2006, Mr. Morris became Mortgage Servicing
               Advisor to Farmer Mac. It is expected that his employment with Farmer Mac will terminate June 30, 2006.

Option Grants During 2005

The table below sets forth, as to each of the named executive officers, the following information with respect to option grants during 2005: (1) the number of shares of Class C Non-Voting Common Stock underlying options granted during 2005; (2) the percentage that such options represent of all options granted to employees during that year; (3) the exercise price of such options; (4) the expiration date of such options; and (5) the present value, as of the grant date, of such options under the Black-Scholes option pricing model.

Name	Number of Securities Underlying Options Granted[6]	% of Total Options Granted to Employees in Year	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value[7]
Henry D. Edelman	152,048	38.0%	$20.61	June 16, 2015	$1,105,389
Timothy L. Buzby	28,805	7.2	20.61	June 16, 2015	209,412
Nancy E. Corsiglia	71,529	17.9	20.61	June 16, 2015	520,016
Michael P. Morris	29,272	7.3	20.61	June 16, 2015	212,807
Tom D. Stenson	51,907	13.0	20.61	June 16, 2015	377,364

Option Exercises and Year End Values

The following table sets forth certain information relating to stock options exercised during 2005 by, and the number and value of unexercised stock options previously granted to, the named executive officers.

	Number of		Number of Securities Underlying Unexercised Options at Year-End			Value of Unexercised In-the-Money Options at Year-End[8]
Name	Shares Acquired on Exercise	Value Realized	Exercisable/ Unexercisable			Exercisable/ Unexercisable
Henry D. Edelman	3,640	$70,706	667,989	/	218,685	$5,418,017	/	$2,088,121
Timothy L. Buzby	—	—	49,095	/	41,721	286,190	/	398,527
Nancy E. Corsiglia	1,460	28,360	266,696	/	86,911	2,110,234	/	836,264
Michael P. Morris	3,726	21,015	3,500	/	36,726	9,965	/	347,877
Tom D. Stenson	—	—	132,607	/	75,887	884,675	/	725,252

         ___________________________________
              6    Options granted in 2005 are exercisable in installments: one-third vests on each of May 31, 2006, May 31, 2007 and May 31, 2008.
              7    The present value at grant date of options granted during 2005 has been estimated using the Black-Scholes option pricing model with the following assumptions: a dividend yield of 0.0%; an expected volatility of 46.3%; a risk-free interest rate of 3.9%; and an expected life of 7 years.
              8    For purposes of this calculation, the value of the in-the-money unexercised options is determined by multiplying the number of options by the difference between the exercise price and the closing price ($29.93) for the Class C Non-Voting Common Stock on December 31, 2005.

Equity Compensation Plans

The following table sets forth certain information relating to compensation plans under which equity securities are authorized issuance as of December 31, 2005.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options (per share)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by stockholders	2,153,008	$22.41	774,760

General. The purpose of Farmer Mac’s stock option plans is to encourage stock ownership by directors, officers and other key employees, to provide an incentive for such individuals to expand and improve the business of Farmer Mac and to assist Farmer Mac in attracting and retaining key personnel. The use of stock options is an attempt to align more closely the long-term interests of employees and directors with those of Farmer Mac’s stockholders by providing those individuals with the opportunity to acquire an equity interest in Farmer Mac. Farmer Mac’s stock option plans are administered by the Compensation Committee of the Board. Because individuals are prohibited by law from owning shares of Farmer Mac’s Voting Common Stock, the Corporation uses unrestricted Class C Non-Voting Common Stock for the purpose of granting options under its stock option plans. Under the plans, the option price is required to be paid in cash, and no option holder has any rights as a stockholder with respect to shares subject to an option until the option price has been paid and the shares are issued upon exercise of the option.

1997 Plan. In 1997, the Board adopted the 1997 Incentive Plan (the “1997 Plan”), a broad-based option plan for directors, officers and non-officer employees. The 1997 Plan, as amended, provides for the issuance of a maximum of 3,750,000 nonqualified stock options on Class C Non-Voting Common Stock at an option price determined as of the grant date, with a term of not more than 10 years from such date. The plan provides for the automatic annual grant to directors of 5-year options to purchase 6,000 (split-adjusted) shares of Class C Non-Voting Common Stock, with each grant to occur on the day of the annual meeting (including the Meeting), with the option price to be determined as of such day. Through 2003, options granted under the 1997 Plan vested one-third on the date of grant, one-third the following year and one-third the second following year. Beginning in 2004, options granted under the 1997 Plan vest one-third in each of the first three years following the date of option grant. The Board and management have determined that granting options to qualified non-officer employees would promote a sense of corporate ownership in the best interest of the Corporation. Accordingly, the 1997 Plan permits the grant of options to all employees (not just officers) based on their annual evaluations and to newly-hired employees.

Prior to 2004, the Board approved the issuance of shares authorized under the 1997 Plan to employees and officers, on an individual basis, as annual incentive compensation in connection with their annual evaluations. For officers, the stock vested immediately upon grant, but could not be transferred for one year; for other employees, the stock vested 50 percent after one year and 50 percent after two years. Between 1997 and 2003, the Board approved the issuance of 220,855 shares of Class C Non-Voting Common Stock as annual incentive compensation. Farmer Mac has not issued shares of stock as incentive compensation since June 2003.

If an option holder’s employment with Farmer Mac terminates for any reason, including by reason of retirement, the option holder’s rights to exercise any option under the 1997 Plan terminate on the earlier of the option expiration date or 90 days after termination (one year in the case of death or disability). Upon a termination for “cause,” the options expire immediately. Following the termination of a director’s service, vested options will remain exercisable until the earlier of the option expiration date or two years following termination. The 1997 Plan also provides for accelerated vesting of unvested options in the event of an option holder’s death or disability.

As of December 31, 2005, options covering 2,975,240 shares (net of cancellations) have been granted under the 1997 Plan, of which 2,153,008 remain outstanding. As of December 31, 2005, 774,760 shares of Class C Non-Voting Common Stock remained available for future issuance of option grants under the 1997 Plan, excluding the shares underlying outstanding options. Options granted under the 1997 Plan during 2005 have exercise prices ranging from $18.21 to $29.93 per share.

Employment Agreements with Officers

The Corporation has entered into employment agreements (the “Agreements”) with the members of senior management (for purposes of this section, the “officers”), including the named executive officers, in order to provide them with a reasonable level of job security, while limiting the Corporation’s ultimate financial exposure. Significant terms of the Agreements address each officer’s scope of authority and employment, base salary and incentive compensation (shown as “bonus” in the Summary Compensation Table), benefits, conditions of employment, termination of employment and the term of employment. Although the Agreements generally expire on dates approximately three to four years from the present,9   The Agreements with the officers expire on June 1 of the following years: Henry D. Edelman, 2010; Timothy L. Buzby, Nancy E. Corsiglia and Tom D. Stenson, 2009; Jerome G. Oslick, 2007. The Agreement with Mary K. Waters expires July 1, 2007. the Corporation’s exposure to severance pay and other costs of termination are capped on the basis of the lesser of two years (eighteen months in the case of dissolution) or the remaining term of each Agreement.

Under the Agreements, the officers are entitled to a base salary and discretionary incentive compensation. Base compensation for all officers is paid bi-weekly over the course of each year. The current base salaries for the named executive officers who, as of April 11, 2006, remain executive officers, are: Mr. Edelman, $514,100; Mr. Buzby, $226,560; Ms. Corsiglia, $329,800; and Mr. Stenson, $270,009. Awards of incentive compensation are considered annually at the end of the business planning year (July 1 to June 30, except that the 2004-05 business planning year was a 13-month transition year from June 1, 2004 to June 30, 2005) and are determined and payable under the circumstances discussed above in “Compensation Committee Report on Executive Compensation.”

The Agreements provide that each officer is entitled to certain benefits, such as disability insurance, health insurance, dental insurance and life insurance, which are, in some cases, above the levels provided to employees generally. See the Summary Compensation Table for information on other benefits extended to the named executive officers.

The Agreements also provide that an officer’s employment may be terminated “without cause” upon payment of severance pay consisting of all base salary scheduled to be paid over the lesser of the remaining term of the Agreement or two years. If the Board of Directors adopts a resolution authorizing a dissolution of the Corporation, the Agreements also may be terminated upon payment of severance pay consisting of all base salary scheduled to be paid until the later of the final date of dissolution or one and one-half years following the effective date of the dissolution. Upon termination of employment due to an officer’s death or disability, the officer will generally be entitled to benefits on the same basis as “without cause”; however, the Corporation’s obligations in such instances are substantially covered by insurance. The Agreements may be terminated by Farmer Mac for “cause,” as defined in the Agreements, in which event the officer will be paid only accrued compensation to the date of termination.

Certain Relationships and Related Transactions

From time to time, Farmer Mac purchases or commits to purchase Qualified Loans under the Farmer Mac I program and USDA-guaranteed portions under the Farmer Mac II program from, or enters into other business relationships with, institutions that own five percent or more of a class of Farmer Mac’s Voting Common Stock or that have an officer or director who is also a member of Farmer Mac’s Board of Directors. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities unaffiliated with Farmer Mac.

Dennis L. Brack, a Class A director, is the President and Chief Executive Officer of Bath State Bank. The following transactions occurred between Bath State Bank and Farmer Mac during 2005:

•	Farmer Mac purchased 39 USDA-guaranteed portions having an aggregate principal amount of approximately $7.7 million from Bath State Bank under the Farmer Mac II program; and

•	Farmer Mac received approximately $50,000 in guarantee fees on Farmer Mac II Guaranteed Securities whose underlying USDA-guaranteed portions were sold to Farmer Mac by Bath State Bank.

Ralph W. “Buddy” Cortese, a Class B director, is the chairman of the board of directors of Farm Credit Bank of Texas, which holds approximately 7.7 percent of outstanding Class B Voting Common Stock. The following transactions occurred between Farm Credit Bank of Texas and Farmer Mac during 2005:

•
Farmer Mac extended Long-Term Standby Purchase Commitments (“LTSPCs”) on 106 loans having an aggregate principal balance of approximately $45.6 million to Farm Credit Bank of Texas (the aggregate outstanding principal balance of the 568 loans underlying LTSPCs with Farm Credit Bank of Texas was approximately $122.1 million as of December 31, 2005); and

•	Farmer Mac received commitment fees of approximately $512,000 attributable to transactions with Farm Credit Bank of Texas.

Paul A. DeBriyn, a Class B director, is the President and Chief Executive Officer of AgStar Financial Services, ACA (“AgStar”). The following transactions occurred between AgStar and Farmer Mac during 2005:

•
Farmer Mac extended LTSPCs on 1,166 loans having an aggregate principal balance of approximately $193.1 million to AgStar (the aggregate outstanding principal balance of the 3,974 loans underlying LTSPCs with AgStar was approximately $382.5 million as of December 31, 2005);

•	Farmer Mac received commitment fees of approximately $1.1 million attributable to transactions with AgStar;

•
In November 2004, Farmer Mac and AgStar entered into a strategic alliance agreement as part of Farmer Mac’s efforts to capture a greater share of the market and to serve a cross-section of agricultural lenders in many areas of the nation. Under the terms of that agreement, Farmer Mac paid AgStar $100,000 in 2005 for joint marketing expenses;

•	In 2005, AgStar received $302,000 in servicing fees for its work as a Farmer Mac central servicer; and

•	During 2005, Farmer Mac sold Farmer Mac I Guaranteed Securities to AgStar in the amount of $6.6 million. Those sales did not result in a gain or loss to Farmer Mac.

AgStar’s transactions with Farmer Mac in 2006 under the strategic alliance agreement have the potential to include transactions in which the amount involved exceeds $60,000.

Dennis A. Everson, a Class A director, is the President and Manager of the Agri-business Division of First Dakota National Bank (“Dakota Mac”). The following transactions occurred between Dakota Mac and Farmer Mac during 2005:

•	Farmer Mac purchased 1 loan having an aggregate principal amount of approximately $725,000 from Dakota Mac under the Farmer Mac I program;

•	Farmer Mac purchased 18 USDA-guaranteed portions having an aggregate principal amount of approximately $3.4 million from Dakota Mac under the Farmer Mac II program; and

•	Farmer Mac received approximately $183,000 in guarantee fees on Farmer Mac Guaranteed Securities whose underlying loans or USDA-guaranteed portions were sold to Farmer Mac.

Ernest M. Hodges, a Class B Director, is the President and Chief Executive Officer of Sacramento Valley Farm Credit, ACA (“SacValley”). The following transactions occurred between SacValley and Farmer Mac during 2005:

•
Farmer Mac extended LTSPCs on 6 loans having an aggregate principal balance of approximately $6.6 million to SacValley (the aggregate outstanding principal balance of the 330 loans underlying LTSPCs with SacValley was approximately $144.5 million as of December 31, 2005); and

•	Farmer Mac received commitment fees of approximately $736,000 attributable to transactions with SacValley.

John Dan Raines, a Class B director, is a member of the board of directors of AgFirst Farm Credit Bank (“AgFirst”), which holds approximately 16.8 percent of outstanding Class B Voting Common Stock. Farmer Mac also owned $88.0 million of AgFirst preferred stock as of December 31, 2005. The following transactions occurred between AgFirst and Farmer Mac during 2005:

•
Farmer Mac extended LTSPCs on 54 loans having an aggregate principal balance of approximately $36.6 million to AgFirst (the aggregate outstanding principal balance of the 3,009 total loans underlying LTSPCs with AgFirst was approximately $430.5 million as of December 31, 2005);

•
For the year ended December 31, 2005, the total outstanding guaranteed amount of Farmer Mac Guaranteed Securities backed by rural housing loans under which Farmer Mac is second-loss guarantor for the last 10 percent of the securities was approximately $686.2 million;

•	Farmer Mac received approximately $0.2 million in guarantee fees and approximately $2.2 million in commitment fees attributable to transactions with AgFirst;

•	AgFirst received approximately $334,000 in servicing fees for acting as a central servicer in the Farmer Mac I program; and

•	Farmer Mac paid AgFirst $1,300 as reimbursement for marketing expenses related to Farmer Mac programs.

Zions First National Bank or its affiliates (“Zions”) is Farmer Mac’s largest holder of Class A voting common stock and a major holder of Class C non-voting common stock. During 2005, the following transactions occurred between Farmer Mac and Zions:

•
Farmer Mac purchased 68 loans having an aggregate principal amount of approximately $24.5 million from Zions under the Farmer Mac I program, representing approximately 22.3 percent of that program’s volume for the year;

•
Farmer Mac purchased 52 USDA-guaranteed portions having an aggregate principal amount of approximately $11.1 million from Zions under the Farmer Mac II program, representing approximately 5.6 percent of that program’s volume for the year;

•	Farmer Mac sold approximately $46.7 million of Farmer Mac Guaranteed Securities to Zions at no gain or loss;

•
The aggregate outstanding notional principal amount of all interest rate swap transactions between Farmer Mac and Zions was approximately $225.6 million as of December 31, 2005. As of December 31, 2005, Farmer Mac had net interest payable to Zions under those contracts of approximately $2.2 million;

•	Farmer Mac received approximately $2.4 million in guarantee fees on Farmer Mac Guaranteed Securities whose underlying loans were swapped or sold to Farmer Mac by Zions;

•	Farmer Mac paid Zions approximately $10,000 in underwriting and loan file review fees;

•	Farmer Mac reimbursed Zions $7,000 for audit fees for review of servicing;

•	Farmer Mac reimbursed Zions $6,000 for litigation expenses;

•	Zions received approximately $1.5 million in servicing fees for acting as a central servicer in the Farmer Mac I program;

•	Zions received approximately $40,000 in commissions for acting as dealer with respect to approximately $1.6 billion par value of Farmer Mac discount notes; and

•
In May 2005, Farmer Mac entered into a 3-year lease agreement with Zions for office space in Ames, Iowa, under which the annual rental expense will be $20,620. In 2005, Farmer Mac paid Zions $11,169 under that lease agreement.

Performance Graph

Farmer Mac has three classes of Common Stock: Class A Voting Common Stock, Class B Voting Common Stock and Class C Non-Voting Common Stock (collectively, the “Common Stock”). From January 1994 to June 1999, the Class A Voting Common Stock and the Class C Non-Voting Common Stock traded on The Nasdaq Stock Market.10   Since June 1999, the Class A Voting Common Stock and the Class C Non-Voting Common Stock have traded on the NYSE.11   As a result of the limited market for Class B Voting Common Stock and the infrequency of trades therein, the Class B Voting Common Stock does not trade on any market or exchange nor is Farmer Mac aware of any publicly available quotations or prices for Class B Voting Common Stock.

___________________
10     The Class A Voting Common Stock was traded on the Nasdaq SmallCap Market tier of The Nasdaq Stock Market under the symbol FAMCA, and the Class C Non-Voting Common Stock was traded on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol FAMCK.
11     The Class A Voting Common Stock is traded under the symbol AGM.A, and the Class C Non-Voting Common Stock is traded under the symbol AGM.

The following graph compares the performance of Farmer Mac’s Class A Voting Common Stock and Class C Non-Voting Common Stock with the performance of the New York Stock Exchange Composite Index (“NYSE Comp”) and the Standard & Poor’s 500 Diversified Financials Index (“S&P Div Fin”) over the period from December 31, 2000 to December 31, 2005. The graph assumes that $100 was invested on December 31, 2000 in each of: Farmer Mac’s Class A Voting Common Stock; Farmer Mac’s Class C Non-Voting Common Stock; the NYSE Comp; and the S&P Div Fin. (As a result of a change in New York Stock Exchange procedures, the NYSE Comp has been manually recreated for years prior to December 31, 2003.) The graph also assumes that all dividends were reinvested into the same securities throughout the past five years.

Comparative Total Return
(Class A Voting Common Stock and Class C Non-Voting Common Stock vs. Indices)

                                    2000  2001  2002  2003  2004  2005

                            AGM  100                173                131                 137                100                128

                                                                                   AGM.A           100                158                110                 122                 94                 119

                                                                                   S&P 500
                                                                                   Div Fin            100                  86                  66                    92                 98                105

                                                                                  NYSE Comp    100                  94                  79                    93                105               127

This section shall not be deemed to be “soliciting material” or to be “filed” with the SEC, and such section shall not be incorporated by reference into any of Farmer Mac’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing (except to the extent Farmer Mac specifically incorporates this section by reference into such filing).

Item No. 2: Selection of Independent Auditors

The By-Laws of the Corporation provide that the Audit Committee shall select the Corporation’s independent auditors “annually in advance of the Annual Meeting of Stockholders and [that selection] shall be submitted for ratification or rejection at such meeting.” In addition, the Audit Committee reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls. The Audit Committee also ensures that management fulfills its responsibilities in the preparation of the Corporation’s financial statements. During the fiscal year ended December 31, 2005, the Audit Committee, which is composed of Messrs. DeBriyn (Chairman), Kenny and Raines and Ms. Bartling, met fourteen times.

In accordance with the By-Laws, the Audit Committee has unanimously selected and recommended to the stockholders Deloitte & Touche LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2006. This proposal is put before the stockholders as provided in the By-Laws and in conformity with the current practice of seeking stockholder approval of the selection of independent auditors. The ratification of the appointment of Deloitte & Touche LLP as the Corporation’s independent public accountants requires the affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to be voted.

Representatives of Deloitte & Touche LLP are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders present at the Meeting.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the Federal Agricultural Mortgage Corporation for 2006. Proxies solicited by the Board of Directors will be so voted unless holders of the Corporation’s Voting Common Stock specify to the contrary on their proxies, or unless authority to vote is withheld.

Audit Fees

Deloitte & Touche LLP billed Farmer Mac an aggregate $1,293,078 and $1,255,000 for professional services rendered for the audit of Farmer Mac’s annual financial statements, the audit of management’s assessment of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and the reviews of the financial statements included in Farmer Mac’s quarterly reports on Form 10-Q for 2005 and 2004, respectively.

Audit-Related Fees

Deloitte & Touche LLP billed Farmer Mac an aggregate $84,447 and $0 for assurance and related services that were reasonably related to the performance of the audit of Farmer Mac’s annual financial statements and the reviews of the financial statements included in Farmer Mac’s quarterly reports on Form 10-Q in 2005 and 2004, respectively, and are not reported in “Audit Fees.” These services were for the issuance of comfort letters, various accounting consultations and other technical issues.

Tax Fees

Deloitte & Touche LLP billed Farmer Mac an aggregate $28,250 and $27,000 for professional services rendered for tax compliance, tax advice and tax planning for 2005 and 2004, respectively. These services were for the preparation of Farmer Mac’s federal tax returns.

All Other Fees

Deloitte & Touche LLP did not bill Farmer Mac for any other fees in 2005 or 2004 other than the audit and review fees, audit-related fees and tax fees referred to above.

Audit Committee Pre-Approval Policies

Pursuant to the Audit Committee Charter adopted in February 2004 and reaffirmed in February 2006 and consistent with SEC policies regarding auditor independence, the Audit Committee considers and pre-approves, as appropriate, all auditing and permissible non-auditing services provided Farmer Mac’s independent auditor prior to the engagement of the independent auditors with respect to such services. One hundred percent of the services provided by Deloitte & Touche LLP in 2004 and 2005 were pre-approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Farmer Mac’s officers and directors, and persons who beneficially own more than ten percent of a registered class of Farmer Mac’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Farmer Mac with copies of all Forms 3, 4 and 5 filed.

Based solely on Farmer Mac’s review of its corporate records, which include copies of forms it has received, and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, Farmer Mac believes that all of its officers, directors and beneficial owners of greater than ten percent of any class of equity securities complied with all Section 16(a) filing requirements and timely filed all reports applicable to them for transactions during 2005, except that Zions Bancorporation, the holder of approximately 31 percent of Farmer Mac’s Class A Voting Common Stock and approximately 10.5 percent of Farmer Mac’s Class C Non-Voting Common Stock, filed a Form 4 with the SEC on March 10, 2005 reporting certain sales of Farmer Mac Class C Non-Voting Common Stock that took place between February 16, 2005 and March 10, 2005.

Principal Holders of Voting Common Stock

To our knowledge, as of the date of this Proxy Statement, the following institutions are the beneficial owners of either (i) 5 percent or more of the outstanding shares of Farmer Mac’s Class A Voting Common Stock or Class B Voting Common Stock, or (ii) 5 percent or more of the total number of outstanding shares of Farmer Mac’s Voting Common Stock (both Class A and Class B).

                                   Number                                Percent of Total             Percent of Total
                                 of Shares                                Voting Shares                 Shares Held
                                               Name and Address               Beneficially Owned                       Outstanding*       By Class**
AgFirst Farm Credit Bank[12] 1401 Hampton Street Columbia, SC 29202	84,024 shares of Class B Voting Common Stock	5.49%	16.79%
AgriBank, FCB 375 Jackson Street St. Paul, MN 55101	201,621 shares of Class B Voting Common Stock	13.17%	40.30%
CoBank, ACB 5500 South Quebec Street Greenwood Village, CO 80111	62,980 shares of Class B Voting Common Stock	4.11%	12.59%
Farm Credit Bank of Texas[13] 6210 Highway 290 East Austin, TX 78761	38,503 shares of Class B Voting Common Stock	2.52%	7.70%
U.S. AgBank, FCB 245 North Waco Wichita, KS 67201	100,273 shares of Class B Voting Common Stock	6.55%	20.04%
Zions First National Bank One South Main Street Salt Lake City, UT 84111	322,100 shares of Class A Voting Common Stock	21.04%	31.25%
_________________________________

* The percentage is determined by dividing the number of shares of Class A or Class B Voting Common Stock owned by the total of the number of shares of Class A and Class B Voting Common Stock outstanding.
** The percentage is determined by dividing the number of shares of the class of Voting Common Stock owned by the number of shares of that class of Voting Common Stock outstanding.
12 John Dan Raines, currently a member of the Board of Directors and a Class B Nominee, is a member of the board of directors of AgFirst Farm Credit Bank.
13 Ralph W. Cortese, currently a member of the Board of Directors and a Class B Nominee, is the chairman of the board of directors of Farm Credit Bank of Texas.

Solicitation of Proxies

The Corporation will pay the cost of the Meeting and the costs of soliciting proxies, including the cost of mailing the proxy material. The Corporation has retained Georgeson Shareholder Communications Inc. to act as the Corporation’s proxy solicitation firm for a fee of approximately $5,000. In addition to solicitation by mail, employees of Georgeson Shareholder Communications Inc. may solicit proxies by telephone, electronic mail, telegram or personal interview. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners for shares held of record by them and will be reimbursed for their reasonable expenses by the Corporation.

Other Matters

In addition to the scheduled items of business set forth in this Proxy Statement, the enclosed proxy confers on the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with the members’ best judgment with respect to all matters that may be brought before the Meeting or any adjournment or postponement thereof and matters incident to the Meeting. The Board of Directors does not know of any other matter that may properly be presented for action at the Meeting. If any other matters should properly come before the Meeting or any adjournment or postponement thereof, the Proxy Committee named in the accompanying proxy intends to vote such proxy in accord with its best judgment.

Upon written request, Farmer Mac will furnish, without charge, to each person whose proxy is being solicited a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, including financial statements thereto. Written requests should be directed to Jerome G. Oslick, Corporate Secretary, Federal Agricultural Mortgage Corporation, 1133 Twenty-First Street, N.W., Suite 600, Washington, D.C. 20036. A copy of Farmer Mac’s most recent Form 10-K is also available on the Corporation’s website, www.farmermac.com, in the “Corporate Governance” portion of the “Investors” section. Please note that all references to www.farmermac.com in this proxy statement are inactive textual references only and that the information contained on Farmer Mac’s website is not incorporated by reference into this proxy statement.
_____________________________

The giving of your proxy will not affect your right to vote your shares personally if you do attend the Meeting. In any event, it is important that you complete, sign and return the enclosed proxy card promptly to ensure that your shares are voted.

By order of the
Board of Directors,

                                                                                            /s/ Jerome G. Oslick

Jerome G. Oslick
Corporate Secretary

April 28, 2006
Washington, D.C.

Appendix A—Audit Committee Charter

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

AUDIT COMMITTEE CHARTER

This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) on February 5, 2004 and reaffirmed on February 2, 2006.

This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of Farmer Mac. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of Farmer Mac’s Federal Charter and By Laws, it is not intended to establish by its own force any legally binding obligations.

I. PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board to assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of Farmer Mac’s financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) Farmer Mac’s systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of Farmer Mac’s independent auditor, who is registered with the Public Accounting Oversight Board (the “Independent Auditor”), their conduct of the annual audit, and their engagement for any other services; (iv) Farmer Mac’s legal and regulatory compliance; (v) Farmer Mac’s codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report required by Securities and Exchange Commission (“SEC”) rules to be included in Farmer Mac’s annual proxy statement.

In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of Farmer Mac; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by Farmer Mac.

II. COMMITTEE MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, each of whom shall be determined by the Board to be “independent” in accordance with applicable rules of the SEC and shall meet the independence and financial experience requirements of the New York Stock Exchange (the “NYSE”). In addition, at least one member shall be an “audit committee financial expert” as such term is defined under applicable SEC and NYSE rules. No member of the Committee may serve on the audit committee of more than three public companies, including Farmer Mac, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

III. KEY RESPONSIBILITIES

The Committee shall make regular reports to the Board.

The Committee shall:

1.
Have the sole authority to retain (subject to ratification by the stockholders of Farmer Mac), evaluate, compensate and oversee the work of the Independent Auditor and, where appropriate, dismiss the Independent Auditor; and resolve any disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Committee.

2.
Consider and pre-approve, as appropriate, all auditing and non-auditing services provided by the Independent Auditor, and ensure that approvals are disclosed as appropriate in Farmer Mac’s periodic public filings.[14]

3.
Review Farmer Mac’s financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect Farmer Mac’s financial statements and, prior to public release, reviewing with management and the Independent Auditor Farmer Mac’s annual and quarterly financial statements to be filed with the SEC, including (a) Farmer Mac’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (b) any certifications regarding the financial statements or Farmer Mac’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by Farmer Mac’s senior executive and financial officers.

4.
Consider and review with management, including the Chief Financial Officer and the Vice President - Controller, the Independent Auditor and the internal auditor (i) any significant findings during the year, including the status of previous audit recommendations, (ii) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (iii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iv) any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditor to Farmer Mac and review major changes to Farmer Mac’s auditing and accounting principles and practices as suggested by the Independent Auditor, internal auditors or management.

5.
Consider and review with management, including the Chief Financial Officer and the Vice President - Controller, and the Independent Auditor any significant risks or exposures and assess the steps management has taken to minimize such risks. Discuss with management, including the Chief Financial Officer and the Vice President - Controller, and the Independent Auditor and oversee Farmer Mac’s underlying policies with respect to risk assessment and risk management.

6.
Establish and oversee the maintenance of procedures for the receipt, retention and treatment of complaints received by Farmer Mac regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

7.	Review and concur in the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer and the Vice President - Controller.

8.
Review periodically with management the provisions of any code of business conduct and ethics (including Farmer Mac’s policies and procedures concerning trading in Farmer Mac securities and use in trading of proprietary or confidential information) applicable to directors and senior officers (including financial officers), including any waivers sought under such code; any waiver to any executive officer or director granted by the Committee shall be reported by the Committee to the Board.

9.
Review and discuss with management and the Independent Auditor (i) all critical accounting policies and practices used by Farmer Mac; (ii) any significant changes in Farmer Mac accounting policies; (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting proposals that may have a significant impact on Farmer Mac’s financial reports.

10.
(a) Receive from the Independent Auditor, prior to the Independent Auditor’s report on the published financial statements, a special report which shall, among other things, point out and describe each material item affecting the financial statements of Farmer Mac which might in the opinion of the Independent Auditor receive, under generally accepted accounting principles, treatment varying from that proposed for such statements; (b) decide, in the Committee's discretion, upon the treatment to be accorded such items; (c) take such other action in respect of the special report as the Committee may deem appropriate; and (d) transmit to the Compensation Committee a copy of the special report, together with the Committee’s decision.

11.	Set clear hiring policies for employees or former employees of the Independent Auditor.

12.
Review the Independent Auditor’s proposal letter, review the planning of the audit and approve the fees to be paid to the Independent Auditor. In addition to assuring the regular rotation of the lead audit partner as required by law, at least every 3 years, the Committee shall consider the rotation of the Independent Auditor.

13.
Receive periodic reports from the Independent Auditor regarding the Independent Auditor’s independence, discuss such reports with the Independent Auditor, and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Independent Auditor.

14.
Have the ultimate authority to retain, evaluate, compensate and oversee the work of the internal auditor and, where appropriate, dismiss the internal auditor. The internal auditor shall report directly to the Committee.

15.
Review with the Independent Auditor and the internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

16.	Review the significant reports to management prepared by the internal auditor and management’s responses.

17.
At least annually, obtain and review a report by the Independent Auditor describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the Independent Auditor and Farmer Mac.

18.
Review and discuss with the Independent Auditor the matters required to be discussed with the Independent Auditor by (i) Statement of Auditing Standards No. 61 including the auditor’s responsibility under generally accepted auditing standards, the significant accounting policies used by Farmer Mac, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention, (ii) Statement of Auditing Standards No. 90 including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices and (iii) Statement of Auditing Standards No. 100 including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP.

19.
Review with the Independent Auditor any problems or difficulties the Independent Auditor may have encountered and any management letter provided by the Independent Auditor and Farmer Mac’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

b.	Any changes required in the planned scope of the internal audit.

c.	The responsibilities and budget for the internal audit.

20.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in Farmer Mac’s annual proxy statement.

21.
Review with Farmer Mac’s General Counsel legal matters that may have a material impact on the financial statements, Farmer Mac’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22.	Meet periodically with senior financial management, the Independent Auditor and the internal auditors in separate executive sessions.

23.	Prepare a letter for inclusion in the proxy statement that describes the Committee’s composition and responsibilities, and how they were discharged.

24.	Discuss with management and the Independent Auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

25.	Meet four times per year or more frequently as circumstances require.

26.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter.

27.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that Farmer Mac’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. The Committee recognizes that Farmer Mac’s management and the Independent Auditor have more time, knowledge and detailed information about Farmer Mac than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to Farmer Mac’s financial statements or any professional certification as to the Independent Auditor’s work.

1 The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

Appendix B

ANNUAL MEETING OF STOCKHOLDERS

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

CLASS A COMMON STOCK

June 1, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

------------------------------------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1. Election of Directors:

      NOMINEES:
[ ] FOR ALL NOMINEES                    [ ] Dennis L. Brack
       [ ] Dennis A. Everson
[ ] WITHHOLD AUTHORITY                                                                          [ ] Mitchell A. Johnson
FOR ALL NOMINEES                                                                                [ ] Timothy F. Kenny
                                                                                                                               [ ] Charles E. Kruse
[ ] FOR ALL EXCEPT
(See instructions below)

The Board of Directors recommends a vote “FOR ALL NOMINEES.”

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [x]
If you do withhold authority to vote for any nominee(s), your votes will be allocated equally among the remaining nominees unless you specify a different allocation in the space above.

2.	Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2006.

FOR  AGAINST  ABSTAIN
[ ]      [ ]    [ ]

The Board of Directors recommends a vote “FOR” proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder ___________________________________ Date: ____________

Signature of Stockholder ___________________________________ Date: ____________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 1, 2006

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of Class A Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the “Corporation”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 1, 2006, and any and all adjournments thereof.

The Board of Directors unanimously recommends a vote
FOR the election of all nominees and FOR proposal 2.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR the election of all nominees and FOR proposal 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Appendix C

ANNUAL MEETING OF STOCKHOLDERS

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

CLASS B COMMON STOCK

June 1, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

------------------------------------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

1. Election of Directors:

NOMINEES:
[ ] FOR ALL NOMINEES                                                                    [ ] Ralph W. “Buddy” Cortese
[ ] Paul A. DeBriyn
[ ] WITHHOLD AUTHORITY                                                           [ ] Ernest M. Hodges
FOR ALL NOMINEES                                                                 [ ] John G. Nelson, III
[ ] John Dan Raines
[ ] FOR ALL EXCEPT
(See instructions below)

The Board of Directors recommends a vote “FOR ALL NOMINEES.”

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: [x]
If you do withhold authority to vote for any nominee(s), your votes will be allocated equally among the remaining nominees unless you specify a different allocation in the space above.

2.	Proposal to approve the appointment of Deloitte & Touche LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2006.

FOR  AGAINST  ABSTAIN
[ ]      [ ]    [ ]

The Board of Directors recommends a vote “FOR” proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder ___________________________________ Date: ____________

Signature of Stockholder ___________________________________ Date: ____________

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 1, 2006

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Henry D. Edelman, Jerome G. Oslick, and Timothy L. Buzby, and any of them, as Proxies for the undersigned and to vote all of the shares of Class B Voting Common Stock of the FEDERAL AGRICULTURAL MORTGAGE CORPORATION (the “Corporation”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on June 1, 2006, and any and all adjournments thereof.

The Board of Directors unanimously recommends a vote
FOR the election of all nominees and FOR proposal 2.

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and, when properly executed, will be voted as instructed herein. If no instructions are given, this proxy will be voted FOR the election of all nominees and FOR proposal 2.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.